EXHIBIT 10.11.1

Amendment Number 1 to

AMENDED AND RESTATED

EMPLOYMENT AGREEMENT

Klaus-Dieter R. Beck

THIS AMENDMENT, is made effective as of January 3, 2007, by and between Foundation Coal Corporation, a Delaware corporation (the “Company”) and (“Executive”).

WHEREAS, the Company and Executive previously entered into an Amended and Restated Employment Agreement, dated March 13, 2006 (the “Employment Agreement”); and

WHEREAS, the Compensation Committee of the Board of Directors of the Company (“Committee”) has considered the annual bonus percentage of base salary for obtaining target performance contained in the Employment Agreement; and

WHEREAS, the Compensation Committee requested a report from its independent compensation consultant regarding the appropriate percentage level of base salary for obtaining target performance; and

WHEREAS, the Compensation Committee has reviewed the information provided by independent compensation consultant and has determined it would be in the best interest of the Company and its Stockholders to amend the Employment Agreement to revise the percentage level of base salary for obtaining target performance.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein and for other good and valuable consideration, the parties agree as follows:

Section 4. Annual Bonus. The Percent of Base Salary is revised for obtaining 100% of Target Performance as shown:

From:

Company Performance	Percent of Base Salary	Individual Performance	Percent of Base Salary
100% of Target	33.33%	Target	16.67%

To:

Company Performance	Percent of Base Salary	Individual Performance	Percent of Base Salary
100% of Target	43.5%	Target	21.5%

Except as otherwise noted in this Amendment Number 1, all other terms and conditions of the Employment Agreement remain as originally written. In the event of any inconsistency between the terms of this Amendment Number 1 and the terms of the Employment Agreement, the terms of this Amendment Number 1 shall be controlling.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

FOUNDATION COAL CORPORATION		KLAUS-DIETER R. BECK

	/S/ MICHAEL R. PEELISH	/S/ KLAUS-DIETER R. BECK
By: Title:	Michael R. Peelish SVP Safety and Human Resources

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